Exhibit 10.1

SEPARATION AGREEMENT
THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of April 21, 2020, by and between Xenia Hotels & Resorts, Inc., a Maryland corporation (the “Company”), XHR Management, LLC, a Delaware limited liability company (“XHR Management”), XHR LP, a Delaware limited partnership (the “Partnership”), and Philip A. Wade (“Wade”).
WHEREAS, Wade is currently employed by the Company as its Senior Vice President and Chief Investment Officer; and
WHEREAS, Wade and the Company desire to specify the terms of the termination of Wade’s employment as an officer and employee of the Company and its subsidiaries and affiliates, including from his position as Senior Vice President and Chief Investment Officer of the Company.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
TERMINATION OF EMPLOYMENT AND SEVERANCE AGREEMENT

1.1.Termination of Employment. Effective as of April 21, 2020 (the “Separation Date”), Wade’s employment with, and position as an officer of, the Company and its subsidiaries and affiliates shall terminate. In addition, Wade hereby tenders, and the Company hereby accepts, Wade’s resignation from any and all directorships that Wade may hold with the Company and any of its subsidiaries or affiliates. Wade agrees that, at the Company’s request, he shall take all actions reasonably requested by the Company to effectuate such resignation.
1.2.Termination of Severance Agreement. As of the Separation Date, that certain Severance Agreement, dated as of May 5, 2015, between the Company, XHR Management and Wade (the “Severance Agreement”), shall automatically terminate and be of no further force and effect, and none of the Company, XHR Management nor Wade shall have any further obligations thereunder; provided, however, that the covenants contained in Section 4 of the Severance Agreement (as modified by Section 4.1 below) shall survive the termination of Wade’s employment and the termination of the Severance Agreement and shall remain in full force and effect, and Wade hereby acknowledges that he remains bound by such covenants.
ACCRUED OBLIGATIONS; SEVERANCE

2.1.Accrued Obligations. The Company shall, within thirty (30) days after the Separation Date (or such earlier date as may be required by applicable law), pay to Wade the aggregate amount of Wade’s (i) earned but unpaid wages through the Separation Date (ii) unreimbursed business expenses incurred and substantiated in accordance with applicable Company policy through the Separation Date and (iii) accrued, unused vacation through the Separation Date (if any). In addition, any other vested benefits accrued by Wade prior to the Separation Date under employee benefit plans of the Company (if any) shall be paid or provided to Wade in accordance with, and as such obligations come due under, the terms of the applicable plan.
2.2.Severance. In consideration of, and subject to and conditioned upon Wade’s timely execution and non-revocation of the Release (as defined below) and Wade’s continued compliance with the terms and conditions of this Agreement, including without limitation, the restrictive covenants referenced in Section 4 below (the “Restrictions”):
(a)Cash Severance. The Company shall pay to Wade a cash payment in an aggregate amount equal to ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000.00), payable over a period of twelve consecutive months in equal installments in accordance with the Company’s normal payroll practices, commencing within sixty (60) days following the Separation Date;
(b)Benefit Continuation. During the period commencing on the Separation Date and ending on the earlier of (A) the eighteen (18)-month anniversary thereof, or (B) the date on which Wade ceases to be eligible for continuation coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) (the “COBRA Period”), subject to Wade’s valid election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall directly pay or, at its election, reimburse Wade for the COBRA premiums for Wade and Wade’s covered dependents, provided, however, that (x) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover Wade under its group health plans without incurring penalties (including without limitation, pursuant to the Patient Protection and Affordable Care Act or Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining COBRA premium under such plans shall thereafter be paid to Wade in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof); and
(c)Equity Awards. As of the Separation Date, all outstanding and unvested equity and equity-based awards with respect to the Company, the Partnership or any affiliate thereof held by Wade under any equity compensation plan of the Company (the “Equity Awards”) shall be treated in accordance with the terms and conditions set forth in the applicable award agreement and equity compensation plan, provided, that solely for purposes of the Equity Awards, Wade shall be deemed to have incurred a termination of employment by the Company without Cause (as defined in the applicable award agreement) upon the Separation Date. Wade represents and acknowledges that except as set forth on Exhibit A attached hereto, he has no outstanding Equity Awards or any other rights to acquire stock or equity interests of the Company, the Partnership or any affiliate thereof.
2.3.Exclusivity of Benefits. Except as expressly provided in Sections 2.1 and 2.2 of this Agreement, subject to the conditions contained therein, Wade shall not be entitled to any additional payments or benefits in connection with his employment or the termination thereof, or under or in connection with any contract, agreement or understanding between Wade and the

Company, XHR Management and/or the Partnership or any of their subsidiaries or affiliates (including, without limitation, the Severance Agreement).
2.4.Parachute Payments. Notwithstanding anything to the contrary contained herein (or any other agreement entered into by and between Wade and the Company or any incentive arrangement or plan offered by the Company), in the event that any amount or benefit paid or distributed to Wade pursuant to this Agreement, taken together with any amounts or benefits otherwise paid to Wade by the Company (collectively, the “Covered Payments”), would constitute an “excess parachute payment” as defined in Code Section 280G, and would thereby subject Wade to an excise tax under Code Section 4999 (an “Excise Tax”), the provisions of this Section 2.4 shall apply. If the aggregate present value (as determined for purposes of Code Section 280G) of the Covered Payments exceeds the amount which can be paid to Wade without Wade incurring an Excise Tax, then, solely to the extent that Wade would be better off on an after tax basis by receiving the maximum amount which may be paid hereunder without Wade becoming subject to the Excise Tax, the amounts payable to Wade under this Agreement (or any other agreement by and between Wade and the Company or pursuant to any incentive arrangement or plan offered by the Company) shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without Wade becoming subject to the Excise Tax (such reduced payments to be referred to as the “Payment Cap”). In the event Wade receives reduced payments and benefits as a result of the application of this Section 2.4, Wade shall have the right to designate which of the payments and benefits otherwise set forth herein (or any other agreement between the Company and Wade or any incentive arrangement or plan offered by the Company) shall be received in connection with the application of the Payment Cap, subject to the following sentence. Reduction shall first be made from payments and benefits which are determined not to be nonqualified deferred compensation for purposes of Section 409A, and then shall be made (to the extent necessary) out of payments and benefits that are subject to Section 409A and that are due at the latest future date.
3.    RELEASE OF CLAIMS

Wade agrees that, as a condition to Wade’s right to receive and retain the payments and benefits set forth in Section 2.2 above, Wade shall, within forty-five (45) days following the Separation Date (and, for the avoidance of doubt, not prior to the Separation Date), execute and deliver to the Company a release of claims in the form attached hereto as Exhibit B (the “Release”). The parties agree that such forty-five (45)-day review period shall not be extended by any material or immaterial changes to this Agreement or the Release. If Wade executes this Agreement and the Release prior to the end of such review period, Wade voluntarily waives the remainder of such review period. Wade acknowledges and agrees that Wade’s right to receive the amounts set forth in Section 2.2 above shall be subject to and conditioned upon (i) Wade’s execution, delivery to the Company and non-revocation of the Release in accordance with this Section 3 and (ii) Wade’s continued compliance with the Restrictions.

4.	RESTRICTIVE COVENANTS

4.1.Reaffirmation of Restrictive Covenants. Notwithstanding anything contained in this Agreement, Wade hereby reaffirms the covenants and provisions set forth in Section

4 of the Severance Agreement, and acknowledges and agrees that the covenants and provisions set forth in Section 4 of the Severance Agreement shall survive the termination of Wade’s employment with the Company and shall remain in full force and effect, and Wade hereby acknowledges that he remains bound by such covenants and provisions. Wade further acknowledges and agrees that the consideration set forth herein is sufficient compensation for such covenants; provided, however, that the parties agree that the restrictions set forth in Section 4.3 (Noncompetition) of the Severance Agreement shall not apply following the Separation Date, and the Company hereby waives such restrictions following the Separation Date. Notwithstanding the foregoing, nothing in this Agreement or the Severance Agreement is intended to or shall prevent Wade from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice).
4.2.Remedies. Wade acknowledges and understands that Section 4.1 and the other provisions of this Agreement are of a special and unique nature, the breach of which cannot be adequately compensated for in damages by an action at law, and that any breach or threatened breach of such provisions would cause the Company irreparable harm. In the event of a breach or threatened breach by Wade of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach without the need to post bond therefor. Nothing contained in this Section 4 shall be construed as prohibiting the Company from pursuing, or limiting the Company’s ability to pursue, any other remedies available for any breach or threatened breach of this Agreement by Wade. The provisions of Section 5.1 below relating to arbitration of disputes shall not be applicable to the Company to the extent it seeks a temporary or permanent injunction in any court to restrain Wade from violating Section 4.1 hereof.

5.	MISCELLANEOUS

5.1.Arbitration; Enforcement.

(a)The Company and Wade mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims related in any way to Wade’s relationship with the Company and its subsidiaries, parents and affiliates, including, but not limited to, any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability); any dispute, controversy or claim arising out of or relating to this Agreement or the breach of this Agreement; and any dispute as to the arbitrability of a matter under this Agreement (collectively, “Claims”); provided, however, that nothing in this Agreement shall require arbitration of any Claims which, by law, cannot be the subject of a compulsory arbitration agreement.
(b)All Claims shall be resolved exclusively by arbitration administered by JAMS under its Employment Arbitration Rules and Procedures then in effect (the “JAMS Rules”). Notwithstanding the foregoing, the Company and Wade shall have the right to (i) seek a restraining order or other injunctive or equitable relief or order in aid of arbitration or to compel arbitration, from a court of competent jurisdiction, or (ii) interim injunctive or equitable relief from the arbitrator pursuant to the JAMS Rules, in each case to prevent any violation of this Agreement. The Company and Wade must notify the other party in writing of a request to arbitrate any Claims within the same statute of limitations period applicable to such Claims.
(c)Any arbitration proceeding brought under this Agreement shall be conducted before one arbitrator in Orange County, Florida, or such other location to which the parties mutually agree. The arbitrator shall be selected in accordance with the JAMS Rules, provided that the arbitrator shall be an attorney with significant experience in employment matters. Each party to any dispute shall pay its own expenses, including attorneys’ fees; provided, however, that the Company shall pay all costs and fees that Wade would not otherwise have been subject to paying if the claim had been resolved in a court of law and, to the extent required by applicable law for this arbitration provision to be enforceable, the Company shall reimburse Wade for any reasonable travel expenses incurred by Wade in connection with Wade’s travel to Florida for any arbitration proceedings. The arbitrator will be empowered to award either party any remedy at law or in equity that the party would otherwise have been entitled to had the matter been litigated in court, including, but not limited to, general, special and punitive damages, injunctive relief, costs and attorney fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law, and the arbitrators shall be required to follow the laws of the State of Florida consistent with Section 5.11 of this Agreement.
(d)Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed in any court having jurisdiction thereof. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
(e)It is part of the essence of this Agreement that any Claims hereunder shall be resolved expeditiously and as confidentially as possible. Accordingly, the Company and Wade agree that all proceedings in any arbitration shall be conducted under seal and kept strictly confidential. In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as necessary and appropriate for the preparation and conduct of the arbitration proceedings, or as may be required by any legal process, or as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests.
5.2.Code Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder (from time to time collectively referred to as “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits, including without limitation the amounts payable under Section 2.2 hereof, may be or become subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the payments and benefits from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 5.2(a) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. Notwithstanding anything herein to the contrary, Wade expressly agrees and acknowledges that in the event that any taxes are imposed under Section 409A with respect to any payments or benefits under this Agreement, the payment of such taxes shall be solely Wade’s responsibility, and the Company shall have no liability for such taxes.
(b)If Wade is a “specified employee” (as defined in Section 409A), as determined by the Company in accordance with Section 409A, on the date of Wade’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), to the extent that the payments or benefits under this Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of such amounts to which Wade is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i), then the payment of such amounts shall be delayed and such portion delayed pursuant to this Section 5.2(b) shall be paid or distributed to Wade in a lump sum on the earlier of (i) the date that is six (6)-months and one day following Wade’s Separation from Service, (ii) the date of Wade’s death or (iii) the earliest date as is permitted under Section 409A (the “Six Month Delay”). Any remaining payments due under the Agreement shall be paid as otherwise provided herein.
(c)Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, Wade shall not be considered to have terminated employment for purposes of this Agreement and no payments shall be due to Wade under this Agreement that are payable upon Wade’s termination of employment until Wade would be considered to have incurred a Separation from Service from the Company. In addition, for purposes of this Agreement, each amount to be paid or benefit to be provided to Wade pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A and any payments described herein that are due within the “short term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing, any right to a series of installment payments pursuant to this Agreement shall be treated as a right to a series of separate payments. Specifically, to the extent the provisions of Treasury Regulation Section 1.409A-1(b)(9) are applicable to any individual installment payment that becomes payable under this Agreement, the portion of the such payment that is less than the limit prescribed under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) (or any successor provision) shall, to the extent permitted by Section 409A, be payable to Wade in the manner prescribed herein without regard to the Six Month Delay.

(d)To the extent that any payments or reimbursements provided to Wade under this Agreement are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such payments or reimbursements shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.
5.3.Recoupment. Notwithstanding any other provision of this Agreement to the contrary, Wade acknowledges that he will be subject to any clawback or recoupment policies adopted by the Company, including policies adopted pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other law or the listing requirements of any national securities exchange on which the shares of the Company may be listed.
5.4.Cooperation in Legal Proceedings. Wade agrees that, after the Separation Date, upon the request of the Company, Wade shall reasonably cooperate with and assist the Company in undertaking and preparing for legal, regulatory and/or other proceedings, in any case, relating to any affairs of the Company and/or its affiliates and subsidiaries with respect to which Wade was involved during or gained knowledge of during his employment with the Company.

5.5.Cooperation in Partnership Matters. Wade agrees that, after the Separation Date, Wade shall fully cooperate and take all actions as may be deemed necessary or desirable by XHR GP, Inc., in its capacity as General Partner of the Partnership (the “General Partner”), to carry out fully the provisions of the Fourth Amended and Restated Agreement of Limited Partnership of XHR, LP, dated as of November 10, 2015 (as such agreement may be amended or supplemented from time to time), or as is determined to be in the best interests of the Partnership as determined by the General Partner in its sole and absolute discretion.

5.6.Withholding. Wade shall be liable for all income taxes incurred with respect to all benefits provided under this Agreement. All payments required to be made to Wade under this Agreement shall be subject to withholding of amounts relating to income tax, excise tax, employment tax and other payroll taxes to the extent determined by the Company to be required to be withheld pursuant to applicable law or regulation.

5.7.Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

5.8.Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Wade, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. Any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company shall assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Wade shall not be entitled to assign any of Wade’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Wade’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.9.Final and Entire Agreement; Amendment. This Agreement, together with the Release, represents the final and entire agreement among the parties with respect to the subject matter hereof and replaces and supersedes all other agreements, negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. Any amendment to this Agreement must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Agreement.

5.10.Consultation with Counsel. Wade acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, Wade acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes.

5.11.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Florida applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

5.12.Notices. Any notice to be given under the terms of this Agreement shall be in writing and may be delivered personally, by telecopy, email, telex or other form of written electronic transmission, by overnight courier or by registered or certified mail, postage prepaid, and shall be addressed as follows:

If to Wade: To the address most recently on file in the payroll records of the Company.

If to the Company, XHR Management or the Partnership:
Xenia Hotels & Resorts, Inc.
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
Attention: Taylor Kessel, Senior Vice President, General Counsel and Secretary
Email: tkessel@xeniareit.com
Either party may hereafter notify the other in writing of any change in address. Any notice hereunder shall be deemed duly given when received by the person to whom it was sent.
5.13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXECUTIVE

/s/ Philip A. Wade
Philip A. Wade

XENIA HOTELS & RESORTS, INC.

By:	/s/ Marcel Verbaas
Name:	Marcel Verbaas
Title:	Chief Executive Officer

XHR MANAGEMENT, LLC

By:	/s/ Marcel Verbaas
Name:	Marcel Verbaas
Title:	Chief Executive Officer

XHR LP
By: XHR GP, Inc.
Its: General Partner

By:	/s/ Marcel Verbaas
Name:	Marcel Verbaas
Title:	Chief Executive Officer

EXHIBIT A

OUTSTANDING EQUITY AWARDS

Equity Award	Number of Unvested Shares/Units Underlying Award (1)	Date of Grant
Time-Based LTIP Units (2018)	3,033	February 20, 2018
Class A Performance LTIP Units (2018)	71,216	February 20, 2018
Time-Based LTIP Units (2019)	5,850	February 19, 2019
Class A Performance LTIP Units (2019)	76,767	February 19, 2019
Time-Based Restricted Stock Units (2020)	10,811	March 2, 2020
Performance-Based Restricted Stock Units (2020)	75,673	March 2, 2020

(1)
For Time-Based LTIP Units and Time-Based Restricted Stock Units, reflects outstanding unvested amounts as of the Separation Date. For Class A Performance LTIP Units and Performance-Based Restricted Stock Units, represents total number of units granted.

A-1

EXHIBIT B

GENERAL RELEASE OF CLAIMS
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Xenia Hotels & Resorts, Inc. and its direct and indirect subsidiaries (including, without limitation, XHR Holdings, Inc., XHR LP and XHR Management, LLC), and each of their partners, associates, affiliates, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, or under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”).
The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock, restricted stock unit or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have with respect to (i) payments or benefits to which the undersigned may be entitled under Section 2 of the Separation Agreement, dated as of April 21, 2020, by and between the undersigned and Xenia Hotels & Resorts, Inc. (the “Company”), XHR Management, LLC and XHR LP, (ii) payments or benefits under any agreement evidencing outstanding equity-based awards in the Company or its subsidiaries held by the undersigned, (iii) accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice or program of the Company or its subsidiaries, (iv) rights to indemnification arising under any indemnification agreement between the undersigned and the Company or its subsidiaries, any D&O insurance policy maintained by the Company or its subsidiaries or under the bylaws, certificate of incorporation of other similar governing document of the Company or its subsidiaries.
THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990 (THE “OWBPA”), THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1)        HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2)        HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION DATE TO CONSIDER THIS RELEASE, INCLUDING ADDENDUM 1 HERETO, WHICH CONTAINS THE INFORMATIONAL DISCLOSURE REQUIRED BY SECTION 7(f)(1)(H) OF THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (“ADEA”), AS AMENDED BY THE OWBPA, REGARDING THE EMPLOYEES CONSIDERED BY THE COMPANY FOR LAYOFF IN CONNECTION WITH THE COMPANY’S REDUCTION IN FORCE, BEFORE SIGNING IT;
(3)        HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND TO REVOKE THIS RELEASE HE MUST SEND WRITTEN NOTICE TO THE COMPANY (WHICH NOTICE MAY ALSO BE SENT VIA E-MAIL), AT THE ATTENTION OF SENIOR VICE PRESIDENT AND GENERAL COUNSEL AT TKESSEL@XENIAREIT.COM or C/O XENIA HOTELS & RESORTS, INC. 200 S. ORANGE AVENUE, SUITE 2700 ORLANDO, FLORIDA 32801, AND SUCH NOTICE OF REVOCATION MUST BE RECEIVED NO LATER THAN THE 7TH DAY AFTER HE SIGNED THE RELEASE; AND
(4)        THIS RELEASE WILL BECOME EFFECTIVE ON 8TH DAY AFTER HE SIGNS THIS RELEASE, PROVIDED HE HAS NOT EFFECTIVELY REVOKED THE RELEASE DURING THE REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
IN WITNESS WHEREOF, the undersigned has executed this Release this 21st day of April, 2020.

/s/ Philip A. Wade
Philip A. Wade

Addendum 1
The following information has been prepared in accordance with Section 7(f)(1)(H) of the ADEA, as amended by the OWBPA.

Wade’s separation is the result of the Company’s decision to carry out a reduction in force, under which employees were selected and considered for layoff based upon the Company’s business needs and the employees’ job functions and abilities.

The following is a listing of the ages (as of March 30, 2020) and job titles of all employees considered for layoff pursuant to this reduction-in-force, with an indication of which employees were selected for layoff and which employees were not selected (retained). All selected employees were offered consideration for signing a release of claims. All selected employees have been provided at least 45 days to review such release and up to 7 days to revoke such release.

Job Title	Age	Selected	Not Selected	Job Title	Age	Selected	Not Selected
Accounting Coordinator	50	—	1	Senior Financial Analyst	28	—	1
Accounting Specialist	59	—	1	Senior Tax Accountant	36	—	1
Administrative & Office Assistant	36	—	1	SVP - Asset Management	53	—	1
Administrative Assistant	42	—	1	SVP - Project Management	66	—	1
Chairman & Chief Executive Officer	50	—	1	SVP & Chief Accounting Officer	45	—	1
Director - Human Resources	42	—	1	SVP & Chief Investment Officer	43	1	0
Director - Internal Audit	40	1	—	SVP & General Counsel	41	—	1
Director - IT	47	—	1	VP - Asset Management	38	—	1
Director - Portfolio Initiatives	50	—	1	VP - Asset Management	56	—	1
Due Diligence Coordinator	54	1	—	VP - Asset Management	59	—	1
EVP & Chief Financial Officer	47	—	1	VP - Asset Management	67	1	—
Exec Assistant & Corporate Marketing Coordinator	44	1	—	VP - Assistant Controller	48	—	1
Financial Analyst	25	—	1	VP - Capital Projects & Planning	59	1	—
Financial Analyst - Intern	24	—	1	VP - Corporate Strategy & Analytics	37	—	1
Investments Manager	29	—	1	VP - Finance	35	—	1
Legal Assistant	47	—	1	VP - Financial Reporting	35	—	1
Manager Capital Reporting	50	1	—	VP - Investments	34	—	1
President & Chief Operating Officer	55	—	1	VP - Project Management	36	—	1
Senior Accountant	36	—	1	VP - Project Management	41	1	—
Senior Accountant	39	—	1	VP - Project Management	52	—	1
Senior Accountant	46	1	—	VP - Project Management	55	—	1
Senior Accountant	55	—	1	VP - Risk Management & Contract Administration	63	1	—
Senior Capital Analyst	44	—	1	VP - Tax	39	—	1
Senior Counsel	33	—	1

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